Exhibit 10.21



                        AMENDMENT OF THE PLAN FOR EGTRRA,
                           REVENUE RULING 2002-27 AND
                            REVENUE PROCEDURE 2002-29

                             AMENDMENT NUMBER ONE TO

                              ENGLOBAL 401 (K) PLAN



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          AMENDMENT OF THE PLAN FOR EGTRRA, REVENUE RULING 2002-27 AND
                           REVENUE PROCEDURE 2002-29

                  AMENDMENT NUMBER ONE TO ENGLOBAL 401(K) PLAN

     BY THIS AGREEMENT, ENGlobal 40I (k) Plan (herein referred to as the Plan) is hereby amended as follows:

                                    ARTICLE I
                                    PREAMBLE

1.1 Adoption and effective date of amendment. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), the model amendment of Revenue Ruling 2002-27 and the model amendment of Revenue Procedure 2002-29. This amendment is intended as good faith compliance with the requirements of EGTRRA, the model amendment of Revenue Ruling 2002-27 and the model amendment of Revenue Procedure 2002-29 and is to be construed in accordance with EGTRRA, the model amendment of Revenue Ruling 2002-27 and the model amendment of Revenue Procedure 2002-29 and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

1.2 Supersession of inconsistent provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

                                   ARTICLE II
                          LIMITATIONS ON CONTRIBUTIONS

2.1 Effective date. This Article shall be effective for "limitation years" beginning after December 31, 2001.

2.2 Maximum annual addition. Except to the extent permitted under Article VIII of this amendment and Code Section 414(v), the "annual addition" that may be contributed or allocated to a Participant's account under the Plan for any "limitation year" shall not exceed the lesser of:

     (a)  $40,000, as adjusted for increases in the cost-of-living under Code
          Section 415(d),or

     (b) one-hundred percent (100%) of the Participant's "415 Compensation" for the "limitation year."

     The "415 Compensation" limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an "annual addition.(1)'



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                                   ARTICLE III
                         INCREASE IN COMPENSATION LIMIT

     The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).

                                   ARTICLE IV
                        MODIFICATION OF TOP-HEAVY RULES

4.1 Effective date. This Article shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Article amends Article VIII of the Plan.

4.2 Determination of top-heavy status.

     (a) Key employee. Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having "415 Compensation" greater than $130,000 (as adjusted under Code Section 416(i)(l) for Plan Years beginning after December 31,
          2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having "415 Compensation" of more than $150,000. The determination of who is a key employee will be made in accordance with Code Section 416(i)(l) and the applicable regulations and other guidance of general applicability issued thereunder.

     (b) Determination of present values and amounts. This section (b) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

          (1) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for " 1-year period."

          (2) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account,

 4.3 Minimum benefits. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan



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 or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

                                    ARTICLE V
                     DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

5.1 Effective date. This Article shall apply to distributions made after December 31, 2001.

5.2 Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 6.13 p,63 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

5.3 Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in
Section 6.13 p. 63 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

                                   ARTICLE VI
                           ROLLOVERS FROM OTHER PLANS

     The Administrator, operationally and on a nondiscriminatory basis, may limit the source of rollover contributions that may be accepted by this Plan.

                                   ARTICLE VII
                          REPEAL OF MULTIPLE USE TEST

     The multiple use test described in Treasury Regulation Section 1.401(m)-2 and Section 4.7(a)(2) p.36 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

                                  ARTICLE VIII
                             CATCH-UP CONTRIBUTIONS

8.1 Effective date. This Article shall apply to catch-up contributions made on and after January 1, 2006.

8.2 Applicability. All Employees who are eligible to make salary reductions under this Plan and who are projected to attain age 50 before the end of a calendar year shall be eligible to make catch-up contributions as of the January 1st of that calendar year in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the 8.1

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Plan implementing the requirements of Code Section 401(k)(3), 401(k)(l 1),
401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

8.3 Matching contributions. Notwithstanding anything in the Plan to the contrary, catch-up contributions shall not be matched.

                                   ARTICLE IX
               SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

     A Participant who, after December 31, 2001, receives a hardship distribution pursuant to Regulation 1.401(k)-l(d)(2)(iv) of elective deferrals, shall be prohibited from making elective deferrals and after-tax Employee contributions under this Plan and all other plans maintained by the Employer for six (6) months after receipt of the hardship distribution. A Participant who receives such a hardship distribution in calendar year 2001 shall be prohibited from making elective deferrals and after-tax Employee contributions under this Plan and all other plans maintained by the Employer for six (6) months after receipt of the hardship distribution or until January 1, 2002, if later.

     The provisions of paragraph (4) of Section 6.1 l(b) of the Plan with respect to limitations on the amount of deferrals in the year following a hardship distribution shall not apply for years beginning on or after January 1, 2002.

                                    ARTICLE X
                   DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

10.1. Effective date. This Article shall apply for distributions occurring on and after January 1, 2006 regardless of when severance from employment occurred.

10.2. New distributable event. A Participant's Elective Contributions and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

                                   ARTICLE XI
                 MODEL AMENDMENT UNDER REVENUE PROCEDURE 2002-29
                       MINIMUM DISTRIBUTION REQUIREMENTS

11.1 General Rules.

     (a) Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 distribution calendar year that are made on or after December 31, 2002.

     (b) Coordination with Minimum Distribution Requirements Previously in Effect. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article equals or exceeds the required minimum distributions determined under this Article, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total


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          amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article is less than the amount determined under this Article, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Article.

     (c) Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

     (d) Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Code Section 40I(a)(9).

11.2    Time and Manner of Distribution.

     (a) Required Beginning Date, The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

     (b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

          (1) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then, except as provided in Section 11.2(b)(3), distributions to the surviving spouse will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age 70 1/2, if later.

          (2) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then, except as provided in Section 11.2(b)(3), distributions to the designated Beneficiary will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died.

          (3) Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 1 l,2(b) and 11.4(b) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30th of the calendar year in which distribution would be required to begin under Section 11.2(b), or by September 30th of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 11.2(b) and 11,4(b).

          (4) If there is no designated Beneficiary as of September 30th of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31st of the calendar year containing the fifth anniversary of the Participant's death.


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          (5) If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 11,2(b), other than Section 11.2(b)(l), will apply as if the surviving spouse were the Participant.

     For purposes of this Section 11.2(b) and Section 11.4, unless Section ll,2(b)(5) applies, distributions are considered to begin on the Participant's required beginning date. If Section 11.2(b)(5) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 11.2(b)(l). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 11.2(b)(l)), the date distributions are considered to begin is the date distributions actually commence.

     (c) Form of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 11.3 and 11.4 of this Article. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

11.3    Required Minimum Distributions During Participant's Lifetime.

     (a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

          (1) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

          (2) if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

     (b) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 11.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death,

11.4    Required Minimum Distributions After Participant's Death.

     (a)  Death On or After Date Distributions Begin.


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          (1) Participant Survived by Designated Beneficiary. If the Participant
          dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

               (i) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

               (ii) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

               (iii) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

          (2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30th of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

     (b)  Death Before Date Distributions Begin.

          (1) Participant Survived by Designated Beneficiary. Except as provided in Section 11.4(b)(2), if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 11.4(a).

          (2) Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 11.2(b) and 11.4(b) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30th of the (1)

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          calendar year in which distribution would be required to begin under
          Section 11.2(b), or by September 30th of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 11.2(b) and 11.4(b).

          (3) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30th of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31st of the calendar year containing the fifth anniversary of the Participant's death.

          (4) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 11.2(b)(l), this Section 11.4(b) will apply as if the surviving spouse were the Participant.

11.5     Definitions.

     (a) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.7 p.2 of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and section 1.401(a)(9)-l, Q&A-4, of the Treasury regulations.

     (b) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under
          Section 11.2(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31st of that distribution calendar year.

     (c) Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

     (d) Participant's account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.


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     (e)  Required beginning date. The date specified in Sections 6.5(e) p.55 and 66(g) p 59 of the Plan.

                                   ARTICLE XII
                  MODEL AMENDMENT UNDER REVENUE RULING 2002-27
                                  COMPENSATION

12.1 Effective date. This Article shall apply to Plan Years and "limitation years" beginning on and after January 1, 2006.

12.2 For purposes of the definition of compensation under the Plan that includes a reference to amounts under Code Section 125, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan. 12.1

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     IN WITNESS WHEREOF, this Amendment has been executed this 24th day of
October, 2005.




                                             ENGlobal Engineering, Inc.

October 24, 2005

                                             //s// William A. Coskey, CEO

                                                   EMPLOYER